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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 7, 2000, relating to the consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, which is contained in that Prospectus, and of our report dated March 7, 2000 relating to the schedule which is contained in Part II of the Registration Statement and our report dated June 26, 2000, relating to the supplemental consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, which is contained in that Prospectus, and of our report dated June 26, 2000 relating to the supplemental schedule, which is contained in Part II of the Registration Statement.

    We also consent to all references to our firm under the caption "Experts" in the Prospectus constituting a part of this Registration Statement.

                                              /s/ BDO Seidman, LLP
                                              BDO SEIDMAN, LLP

New York, New York
July 19, 2000